UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2023

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 29, 2023, Adrian Adams gave notice of his resignation from his position as Chairman of the Board and as President and Chief Executive Officer of Impel Pharmaceuticals Inc. (the “Company”) effective November 4, 2023. Mr. Adams’ resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

The Board of Directors of the Company intends to appoint Leonard S. Paolillo as Interim President and Chief Executive Officer effective upon Mr. Adams’s resignation. Mr. Paolillo’s biographical information is included below:

Mr. Paolillo has served as Chief Commercial Officer for the Company since March 2021. Prior to that, Mr. Paolillo served from August 2019 to February 2021 as Executive Vice President and Chief Commercial Officer of Kyowa Kirin Inc., the North American affiliate of Kyowa Kirin Co. Ltd., a global specialty pharmaceutical company based in Tokyo, as well as in other roles from March 2014 to July 2019. Prior, from May 2011 to January 2014 he served as senior director of sales at Warner Chilcott Pharmaceuticals where he led the women’s healthcare, osteoporosis and urology sales forces. Mr. Paolillo began his healthcare career at EURO RSCG LIFE LM&P, a full-service healthcare advertising agency, before joining Warner Chilcott in March 2003, and holds a B.S. in business administration from Manhattan College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: November 2, 2023	By:	/s/ Michael Kalb
Michael Kalb
Chief Financial Officer

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